Exhibit 99.1

Press Contact:                                                                                      For Immediate Release

Rob Adler

+1 415 984 1970 x104

Investor Contact:

Bill Tamblyn

+1 650-623-1309

Ditech Networks Reports Preliminary Q4 FY07 Financial Results

Company to Host Investor Conference Call at 5:00 PM Eastern Time

Mountain View, California, May 8, 2007 - Ditech Networks, Inc. (NASDAQ: DITC) reported today that based on preliminary financial data, it expects revenue for its fourth quarter fiscal 2007, ended April 30, 2007, to be approximately $19.2 million. Fully diluted GAAP income per share is expected to be approximately $0.02. Fully diluted non-GAAP income per share is expected to be approximately $0.05. Non-GAAP income per share excludes the tax-affected impact of stock based compensation expense and amortization of intangibles.

“The revenue shortfall, from our projections at the beginning of the quarter, was due to extended negotiations with certain key prospects and customers, particularly in our international business.,” said Tim Montgomery, President and CEO of Ditech Networks.  “We did however achieve a significant milestone this quarter with the shipment of orders to an additional major U.S. wireless carrier.  This, along with a strong quarter from our largest customer, Verizon Wireless, produced a solidly profitable quarter.”

Q1 Fiscal 2008 Outlook

At this time, Ditech Networks expects revenues in the first quarter of fiscal 2008 to be $21 - $23 million.

Conference Call for Preliminary Financial Results

Ditech Networks will host an investor web cast and conference call at 5:00 PM Eastern Time/2:00 PM Pacific Time today, to review its preliminary fourth quarter fiscal 2007 results, its outlook for the coming quarter and other recent developments at Ditech Networks. Any member of the public can listen to the conference call by calling the following number: +1 (612) 332-1210. The conference call will also be broadcast live over the Internet and can be accessed by going to either the “Press Room” or “Investors” section of Ditech Networks’ web site home page: http://www.ditechnetworks.com. A replay of the conference call will be available via Ditech Networks’ web site or by calling the digitized replay number at +1 (320) 365-3844. The conference call ID is: 872871. The replay will be available two hours after the call is complete until Ditech Networks’ subsequent earnings announcement.

Earnings Release and Conference Call for Full Financial Results

Additionally, Ditech announced today that it will release its final fourth quarter and year end final results at the close of market on Thursday, May 24, 2007, and hold its quarterly conference call on Thursday, May 24, 2007 at 4:30 PM Eastern Time/1:30 PM Pacific Time. President and CEO, Tim Montgomery, and Chief Financial Officer, Bill Tamblyn, will conduct the briefing to discuss its fourth quarter and full year fiscal 2007 results and to discuss Ditech’s first quarter fiscal 2008.

About Ditech Networks

Ditech Networks supplies voice processing equipment for telecommunication networks around the world. Ditech Networks’ solutions incorporate advanced voice processing, Session Initiation Protocol (SIP), and security technologies delivered on carrier-grade scalable platforms to enhance the delivery of communications services over mobile, Voice over IP, and wireline networks. Ditech Networks’ customers are premier network operators including Verizon Wireless, Sprint/Nextel, Orascom Telecom, and others that collectively serve more than 150 million subscribers. Ditech Networks is headquartered in Mountain View, California. For more information, visit www.ditechnetworks.com.

Forward-Looking Statements

The statements in this press release with respect to Ditech Networks’ preliminary fourth quarter fiscal 2007 financial results and projected first quarter financial results of fiscal 2008 are forward-looking statements. Actual results could differ materially as a result of numerous risks and uncertainties. Final fourth quarter fiscal 2007 results may vary from these preliminary results as unexpected information may be received, or adjustments may be made, in the course of finalizing and analyzing the financial results, which could cause the final results to differ from these preliminary results. First quarter fiscal 2008 results may vary from projections in this press release due to: shipment of products Ditech Networks expects to ship before the end of the first quarter may be delayed or cancelled due to unexpected factors and events affecting its customers; Ditech Networks may experience weakening in demand for its voice and echo cancellation products; component supply problems may occur as a result of factors beyond its control, which could delay product shipments and revenue recognition; infrastructure demand could weaken or remain flat due to the weakness in the economy or for other unanticipated reasons; Ditech Networks’ competitors may develop products that compete favorably with its new products; Ditech Networks has a limited number of customers, the loss of any one which could cause its revenues to decrease materially; as well as those detailed in the section entitled “Future Growth and Operating Results Subject to Risk” in Ditech Networks’ Quarterly Report on Form 10-Q for the quarter ended January 31, 2007 (filed March 12, 2007 with the Securities and Exchange Commission).

Use of Non-GAAP Financial Information

Ditech Networks provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results and in particular, making comparisons to similar companies, may be difficult to understand if limited to reviewing only GAAP financial measures. Internally, Ditech Networks uses calculations of (i) non-GAAP pre-tax income and non-GAAP net income, which represents pre-tax income and net income excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks; and (ii) non-GAAP basic and diluted net income per share, which represents basic and diluted net income per share excluding the effect of stock-based compensation expense and expense related to the amortization of intangible assets and the accounting for in-process R&D associated with the acquisition of Jasomi Networks. The non-GAAP financial measures also exclude the tax effects of the excluded amounts.

The non-GAAP financial measures contained in this release are included with the intention of providing investors additional understanding of Ditech Networks’ operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP.

Ditech Networks believes that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Ditech Networks’ financial performance by excluding the impact of items which may obscure trends in the core operating performance of the business;

2) Since Ditech Networks has historically reported non-GAAP results to the investment community, Ditech Networks believes the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare Ditech Networks’ performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Ditech Networks’ management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting;

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in Ditech Networks’ industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of Ditech Networks’ performance.

As stated above, Ditech Networks presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Ditech Networks’ GAAP results. In the future, Ditech Networks expects to incur expenses similar to the non-GAAP adjustments described above and expects to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

Ditech Networks’ stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Ditech Networks’ GAAP results for the foreseeable future under SFAS 123R.

Amortization of intangibles, though not directly affecting Ditech Networks’ current cash position, represents the loss in value as the technology in Ditech Networks’ industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining Ditech Networks’ current technological position in the company’s competitive industry which is addressed through the company’s research and development program.

Other companies, including other companies in Ditech Networks’ industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

(1) Reconciliation of GAAP to Non-GAAP EPS:
Fully Diluted GAAP EPS	$0.02

Impact of FAS 123 (R)	$0.02
Impact of Amortization of Intangible	$0.01

Fully Diluted NON-GAAP EPS	$0.05

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